                                  EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP
                              INDEPENDENT AUDITORS

                                                                    EXHIBIT 23.1


                         INDEPENDENT ACCOUNTANTS CONSENT


The Board of Directors
EFC Bancorp, Inc.:


We consent to the use of our report incorporated herein by reference in the registration statement on Form S-8 of EFC Bancorp, Inc. of our report dated March 24, 1998, relating to the consolidated balance sheets of Elgin Financial Center, SB and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in retained earnings and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Form 10-K filed by EFC Bancorp, Inc.


                                     KPMG Peat Marwick LLP


                                    /s/ KPMG Peat Marwick LLP

Chicago, Illinois
December 10, 1998